EXHIBIT 23.3

                CONSENT OF MCCUTCHEN, DOYLE, BROWN & ENERSEN, LLP

We consent to the references to the name of our firm under the caption "Legal Matters" in the Registration Statement (Form F-3) and related Prospectus of Commtouch Software Ltd. for the registration of Ordinary Shares on behalf of Selling Shareholders of the Company.

                                        MCCUTCHEN, DOYLE, BROWN & ENERSEN, LLP


                                        By: /s/Lior O. Nuchi
                                            ------------------------------------
                                               Lior O. Nuchi

San Francisco, California

May 10, 2002